EXHIBIT 10.2

SUPPLEMENTAL AGREEMENT

Reference is hereby made to the Agreement and Plan of Merger, dated as of June 1, 2011 (the “Agreement”), among China Youth Media, Inc., a Delaware Corporation (“CHYU”), China Youth Media Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of CHYU (“Merger Sub”), and Midwest Energy Emissions Corp., a North Dakota corporation (the “Company”).  CHYU, Merger Sub and the Company are collectively referred to herein as the “Parties.”

Notwithstanding anything to the contrary contained therein, the Parties hereby agree that all past and present directors and officers of CHYU are entitled to rely upon the representations, warranties and covenants of the Parties contained in the Agreement, including but not limited to the representations, warranties and covenants with respect to Indemnification and Directors and Officers Insurance, and the benefits conferred therein and thereby, and all such past and present directors and officers of CHYU shall be deemed third party beneficiaries of the Agreement.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the 21st day of June, 2011.

CHINA YOUTH MEDIA, INC., A DELAWARE CORPORATION

By:	/S/Jay Rifkin
Name: Title:	Jay Rifkin Chief Executive Officer
CHINA YOUTH MEDIA MERGER SUB, INC., A DELAWARE CORPORATION
By:	/S/Jay Rifkin
Name: Title:	Jay Rifkin Chief Executive Officer

MIDWEST ENERGY EMISSIONS CORP., A NORTH DAKOTA CORPORATION
By:	/S/Richard MacPherson
Name: Title:	Richard MacPherson Chief Executive Officer